THIS IS YOUR PROXY.
                             YOUR VOTE IS IMPORTANT.

          Regardless of whether you plan to attend the Special Meeting Of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing and returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.


                                   DETACH HERE
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PROXY                                                                     PROXY

                     For the Special Meeting Of Stockholders
                          of PROVEN ALTERNATIVES, INC.
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints ____________ and _______________, or either of them, as proxies or __________________ (stockholders may strike the person(s) designated by Management and insert the name and address of other person(s) to vote the proxy and mail proxy to named proxy holder) with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Special Meeting Of Stockholders of Proven Alternatives, Inc. (the "Corporation"), to be held at _____ A.M. on _________________, 1997, at 1740 Army Street, San Francisco,
California, or any adjournments thereof, on the following matters:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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X        Please mark
         votes as in
         this example.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Item 1. This proxy is solicited on behalf of the Board of Directors of Proven Alternatives, Inc.

1. To approve and adopt an Agreement And Plan Of Merger providing for the merger of the Corporation with and into Dencor Acquisition Corporation, a wholly owned subsidiary of Dencor Energy Cost Controls, Inc. ("Dencor"), which will result in the Corporation's being the surviving corporation and a wholly owned subsidiary of Dencor.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

Signature: ____________________________          Date: _______________________

Signature: ____________________________          Date: _______________________